UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2012

VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As previously announced, Vestin Realty Mortgage II, Inc. (the “Company”) amended its stockholders’ rights plan (the “Rights Plan”) to provide that a stockholder, other than Michael Shustek, may own up to 20% of the Company’s outstanding shares of common stock, and that Michael Shustek may own up to 35% of the Company’s outstanding shares of common stock.  Such amendment became effective July 9, 2012.  Additionally, the Company has further amended the Rights Plan, effective July 9, 2012, to provide that the Rights Plan is governed by Maryland law.

The above summary does not purport to be a complete summary of the amendments and is qualified in its entirety by reference to the amendments, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

4.1
The First Amendment, dated July 9, 2012, to the Rights Agreement by and between Vestin Realty Mortgage II, Inc., a Maryland corporation, and Broadridge Corporate Issuer Solutions, Inc. (formerly StockTrans, Inc.), as rights agent.

4.2
The Second Amendment, dated July 9, 2012, to the Rights Agreement, by and between Vestin Realty Mortgage II, Inc., a Maryland corporation, and Broadridge Corporate Issuer Solutions, Inc. (formerly StockTrans, Inc.), as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

Dated: July 13, 2012                                                                           By:     /S/ Erick Bullinger
    Eric Bullinger
    Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.
Exhibit No.	Description

4.1
The First Amendment, dated July 9, 2012, to the Rights Agreement by and between Vestin Realty Mortgage II, Inc., a Maryland corporation, and Broadridge Corporate Issuer Solutions, Inc. (formerly StockTrans, Inc.), as rights agent.

4.2
The Second Amendment, dated July 9, 2012, to the Rights Agreement, by and between Vestin Realty Mortgage II, Inc., a Maryland corporation, and Broadridge Corporate Issuer Solutions, Inc. (formerly StockTrans, Inc.), as rights agent.